DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Entity #:
E0956112006
Document Number:
20060841673
Date Filed:
12/29/2006 11:4
In the office o
Dean Heller
Secretary of St

ABOVE SPACE IS F

1. Name of Corporation:	CINEMAYA MEDIA GROUP, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	JOSEPH E HOPKINS (Name) 7914 HALF MOON PT DR (Street Address) — LAS VEGAS (City) — Nevada 89113 (Zip Code) Optional Mailing Address — City — State Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: ~~250,000,000~~ 240,000,000 common, 10,000,000 preferred — Par value: $ .0001 — Number of shares without par value: 0
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if more than 3 directors/trustees)	1. SUNIL K HALI (Name) 305 SEVENTH AVE 6TH FL (Street Address) — NEW YORK (City) — NY 10001 (State Zip Code) 2. NAYAN PADRAI (Name) 305 SEVENTH AVE 6TH FL (Street Address) — NEW YORK (City) — NY 10001 (State Zip Code) 3. ANIL KHAJURIA (Name) 15 HAWKINS AVENUE (Street Address) — PARSIPPANY (City) — NJ 07054 (State Zip Code)
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: ALL LAWFUL BUSINESS PURPOSES
6. Names, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	SUNIL K HALI (Name) — Signature: [signature] 305 SEVENTH AVE 6TH FL (Address) — NEW YORK (City) — NY 10001 (State Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company — Date: 1-2-07

This form must be accompanied by appropriate fees.